UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 7, 2024

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Shoals Technologies Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-39942		85-3774438
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1400 Shoals Way	Portland	Tennessee	37148
(Address of principal executive offices)			(Zip Code)

	(615)	451-1400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 Par Value	SHLS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2024, Peter Wilver resigned from the board of directors (the “Board”) of Shoals Technologies Group, Inc. (the “Company”), effective as of August 9, 2024. Mr. Wilver’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Wilver for his service to the Company and its stockholders.

On August 7, 2024, the Board appointed, effective August 9, 2024, Niharika Taskar Ramdev as a Class I director, with a term expiring at the Company’s annual meeting of stockholders in 2025. The Board also appointed Ms. Ramdev to be a member of the Audit Committee of the Board (the “Audit Committee”), effective August 9, 2024. The Board has determined that Ms. Ramdev is independent for purposes of serving on the Board under the applicable rules of the Securities and Exchange Commission (the “SEC”) and Nasdaq. In addition, the Board has determined that Ms. Ramdev is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Ms. Ramdev, age 54, currently serves as a member of the board of directors, the chair of the audit committee, and as a member of the compensation and nominating committees of, Silgan Holdings, (NYSE: SLGN). From June 2022 to April 2024, Ms. Ramdev served as a member of the board of directors, and a member of the audit and finance committee of, Kaman Corporation (NYSE: KAMN). From August 2021 to September 2023, Ms. Ramdev served as a member of the board of directors, and a member of the audit committee of, Triton International Limited (NYSE: TRTN). From November 2021 to June 2022, Ms. Ramdev served as a member of the board of directors, and a member of the risk and audit committee of, Renewable Energy Group (NASDAQ: REGI). From December 2020 to May 2022, Ms. Ramdev served as a member of the board of directors, the chair of the audit committee, and a member of the compensation committee of, XL Fleet (NYSE: XL) (n/k/a Spruce Power Holdings Corporation). Prior to Ms. Ramdev’s extensive board service, Ms. Ramdev held senior leadership roles at General Motors, where she most recently served as CFO, Global Cadillac, from 2018-2019. Ms. Ramdev holds a Bachelor of Commerce degree in Financial Accounting from University of Bombay (Mumbai), and a Master’s degree in Business Administration from Harvard Business School.

Ms. Ramdev will be compensated and reimbursed in accordance with the Company’s existing policies with respect to directors and committee members. The Company will enter into an indemnification agreement with Ms. Ramdev in connection with her appointment to the Board. The indemnification agreement will be substantially the same form as the indemnification agreement for the other directors of the Company that was filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1, filed with the SEC on December 30, 2020. Ms. Ramdev was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person. There are no other transactions with Ms. Ramdev which would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On August 12, 2024, the Company issued a press release announcing Ms. Ramdev’s appointment to the Board. A copy of the press release is furnished here as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Shoals Technologies Group, Inc. dated August 12, 2024
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shoals Technologies Group, Inc.

By:	/s/ Dominic Bardos
	Name:	Dominic Bardos
	Title:	Chief Financial Officer

Date: August 12, 2024